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                                                                   EXHIBIT 21.1

                       SUBSIDIARIES OF MACKIE DESIGNS INC.
                            AS OF DECEMBER 31, 1998


                                            State of Incorporation or
Subsidiary                                  Country in which Organized
--------------------------------------    --------------------------------

Mackie Sales Corporation                    Barbados
Mackie Designs Manufacturing Inc.           Washington
Mackie Designs (Netherlands) B.V.           The Netherlands
Mackie Designs (Italy) S.r.l.               Italy
Novac S.r.l.                                Italy
Radio Cine Forniture (RCF) S.p.A.           Italy
AVM S.r.l.                                  Italy
RCF Artesuono S.r.l.                        Italy
Elettronica International S.r.l.            Italy
RCF France S.A.                             France
RCF Electronics (U.K.) Ltd.                 United Kingdom
RCF North America Inc.                      New Jersey
RCF China Limited                           China
RCF Deutschland GmbH                        Germany